    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2002

                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               OCEAN ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                    74-1764876
    (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                 Identification Number)

                             1001 FANNIN, SUITE 1600
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                             ----------------------

                               OCEAN ENERGY, INC.
                            LONG-TERM INCENTIVE PLAN
                           FOR NONEXECUTIVE EMPLOYEES
                            (Full title of the plan)

                                ROBERT K. REEVES
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             1001 FANNIN, SUITE 1600
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 265-6000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                  T. MARK KELLY
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                                   1001 FANNIN
                            HOUSTON, TEXAS 77002-6760

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES             AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
            TO BE REGISTERED              REGISTERED (1)         PER SHARE             PRICE               FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share     8,842,351            $17.55(2)          $155,183,260.05(2)    $14,276.86

================================================================================

(1) The number of Shares of Common Stock being registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the Common Stock of the Registrant on October 29, 2002 as reported by the New York Stock Exchange consolidated reporting system.

                             INTRODUCTORY STATEMENT

    STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SHARES

         The additional shares to be registered by this Registration Statement are of the same class as those securities covered by Ocean Energy, Inc.'s previously filed Registration Statement on Form S-8 filed on May 11, 1999 (Registration No. 333-68679) (as amended to date, the "Registration Statement") with respect to the Ocean Energy, Inc. Long-Term Incentive Plan for Nonexecutive Employees. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement, including reports under the Securities Exchange Act of 1934, as amended, that Ocean Energy, Inc. filed after the date of the Registration Statement to maintain current information about Ocean Energy, Inc., are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

         5.1   Opinion of Vinson & Elkins L.L.P.

         23.1  Consent of KPMG LLP

         23.2  Consent of Vinson & Elkins L.L.P. (contained in
               Exhibit 5.1 hereto).

         24.1 Powers of Attorney (included on the signature page to this registration statement).

         99.1 Seventh Amendment to the Ocean Energy, Inc. Long-Term Incentive Plan for Nonexecutive Employees

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of October, 2002.

                                   OCEAN ENERGY, INC.


                                   By: /s/ ROBERT K. REEVES
                                       -----------------------------------------
                                       Robert K. Reeves
                                       Executive Vice President, General Counsel
                                       and Secretary

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert K. Reeves and William L. Transier and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of October, 2002.

            SIGNATURE                                   TITLE
            ---------                                   -----

    /s/ JAMES T. HACKETT
  -----------------------------             Chairman of the Board, President
        James T. Hackett                    and Chief Executive Officer


  /s/ WILLIAM L. TRANSIER
  -----------------------------             Executive Vice President and Chief
      William L. Transier                   Financial Officer


    /s/ J. EVANS ATTWELL
  -----------------------------             Director
        J. Evans Attwell


      /s/ JOHN B. BROCK
  -----------------------------             Director
          John B. Brock


     /s/ MILTON CARROLL
  -----------------------------             Director
         Milton Carroll


  /s/ THOMAS D. CLARK, JR.
  -----------------------------             Director
      Thomas D. Clark, Jr.


      /s/ PETER J. FLUOR
  -----------------------------             Director
          Peter J. Fluor


      /s/ BARRY J. GALT
  -----------------------------             Director
          Barry J. Galt


     /s/ WANDA G. HENTON
  -----------------------------             Director
         Wanda G. Henton


    /s/ ROBERT L. HOWARD
  -----------------------------             Director
        Robert L. Howard


     /s/ ELVIS L. MASON
  -----------------------------             Director
         Elvis L. Mason


   /s/ Charles F. Mitchell
  -----------------------------             Director
       Charles F. Mitchell


   /s/ DAVID K. NEWBIGGING
  -----------------------------             Director
       David K. Newbigging


     /s/ DEE S. OSBORNE
  -----------------------------             Director
         Dee S. Osborne

                                 EXHIBIT INDEX

         The following exhibits are filed herewith:

         5.1   Opinion of Vinson & Elkins L.L.P.

         23.1  Consent of KPMG LLP

         23.2  Consent of Vinson & Elkins L.L.P. (contained in
               Exhibit 5.1 hereto).

         24.1 Powers of Attorney (included on the signature page to this registration statement).

         99.1 Seventh Amendment to the Ocean Energy, Inc. Long-Term Incentive Plan for Nonexecutive Employees